EXHIBIT 23.1


The Board of Directors and Shareholders
FirstCity Financial Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/  KPMG Peat Marwick LLP



Fort Worth, Texas
July 16, 1998






HOFS02...:\92\54892\0011\1612\EXH7178K.160